Exhibit 14.1

Code of Business Conduct and Ethics

I.	Introduction

At Arrive AI Inc. (“Arrive”, “Arrive AI”, “the Company”), a microcap hard technology company committed to innovation in Autonomous Logistics, Artificial Intelligence (“AI”) and Internet of Things (“IoT”) technologies, we uphold the highest standards of integrity, honesty, and professionalism. This Code of Ethics outlines our commitment to ethical business practices and compliance with all applicable laws, including those enforced by the SEC and NASDAQ. It applies to all directors, officers, employees, and contractors (collectively, “Covered Persons”) and serves as a cornerstone of our corporate culture.

II.	Purpose

The purpose of this Code is to:

1.	Promote honest and ethical conduct, including the handling of conflicts of interest.
2.	Ensure full, fair, accurate, timely, and understandable disclosure in financial reports and public communications.
3.	Encourage compliance with all applicable laws, rules, and regulations, including those governing AI, IoT, and insider trading.
4.	Provide mechanisms for reporting unethical or illegal behavior without fear of retaliation.
5.	Deter wrongdoing and foster a culture of accountability.

This Code meets the requirements of SEC Regulation S-K Item 406 and NASDAQ Listing Rule 5610, ensuring that our principal executive officer, principal financial officer, principal accounting officer or controller (or persons performing similar functions), and all other Covered Persons adhere to these standards.

1.	Compliance with Laws, Rules, and Regulations

●	All Covered Persons must comply with federal, state, and local laws, including securities laws, intellectual property laws, data privacy regulations (e.g., GDPR, CCPA), and regulations specific to AI and IoT technologies.
●	We prohibit insider trading, bribery, and any form of corruption, including violations of the U.S. Foreign Corrupt Practices Act (FCPA).
●	AI-Specific Compliance: Ensure AI systems comply with ethical guidelines, such as avoiding bias, ensuring transparency, and adhering to applicable AI governance frameworks.

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Code of Business Conduct and Ethics
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●	IoT-Specific Compliance: Adhere to cybersecurity standards (e.g., NIST, ISO 27001) and regulations protecting connected devices and user data.
●	If you are unsure about the legality of an action, consult your supervisor or the Compliance Officer immediately.

2.	Honest and Ethical Conduct

●	Act with integrity in all business dealings, avoiding actions that could harm Arrive’s reputation or stakeholders.
●	Make decisions in the best interest of the company, not for personal gain or based on personal relationships.
●	AI and IoT Ethics: Design and deploy AI and IoT solutions responsibly, prioritizing user safety, privacy, and societal benefit over profit motives.

3.	Conflicts of Interest

●	A conflict of interest occurs when personal interests interfere with the company’s interests. Examples include:

○	Accepting gifts or favors exceeding $100 in value from vendors or clients without prior approval.
○	Engaging in outside employment or business ventures that compete with Arrive.

●	Disclose any potential conflicts to your supervisor or the Compliance Officer promptly. The company will determine if the conflict can be pursued and under what conditions.

4.	Financial Reporting and Disclosure

●	All financial reports and public communications must be full, fair, accurate, timely, and understandable, in compliance with SEC requirements.
●	Senior financial officers (e.g., CEO, CFO, and Controller) are responsible for ensuring the integrity of financial records and disclosures.
●	Never falsify records, mislead auditors, or withhold information that could affect financial reporting.
●	Insider Trading Prohibition: Do not buy, sell, or recommend company securities based on material non-public information (e.g., upcoming product launches, contracts, or financial results). Consult the Insider Trading Policy for blackout periods and pre-clearance requirements.

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Code of Business Conduct and Ethics
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5.	Confidentiality

●	Protect confidential information, including trade secrets, proprietary technology (e.g., AI algorithms, device designs), customer data, and non-public financial details.
●	AI and IoT Data: Safeguard data collected or processed by AI systems and IoT devices, ensuring compliance with data protection laws and ethical use standards.
●	Do not disclose confidential information unless authorized by the company or required by law.

6.	Fair Dealing

●	Treat customers, suppliers, competitors, and colleagues fairly and respectfully.
●	Avoid manipulation, misrepresentation, or unfair advantage through abuse of privileged information, including misuse of AI-generated insights or IoT data.

7.	Protection and Use of Company Assets

●	Use company resources, including intellectual property, AI models, hardware, and equipment, responsibly and solely for legitimate business purposes.
●	Safeguard company assets against theft, loss, or misuse, including cyberattacks targeting AI or IoT systems.

8.	Insider Trading Policy

●	Definition: Insider trading involves trading company stock or tipping others based on material, non-public information gained through your role at Arrive.
●	Examples of Material Information: technology breakthroughs, partnership agreements, funding rounds, or significant financial updates.
●	Rules:

○	Refrain from trading during designated blackout periods or without pre-clearance from the Compliance Officer.
○	Report any inadvertent exposure to material non-public information immediately.
○	Violations may result in termination and referral to the SEC for civil or criminal penalties.

9.	AI and IoT-Specific Ethical Standards

●	AI Responsibility: Ensure AI systems are transparent, auditable, and free from unintended bias or harm. Document AI decision-making processes where required by law or industry standards.
●	IoT Security and Privacy: Design IoT devices with robust security features to protect against breaches and respect user privacy by default (e.g., opt-in data collection).
●	Accountability: Employees working on AI or IoT projects must report any ethical concerns (e.g., potential misuse of technology) to the Compliance Officer.

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Code of Business Conduct and Ethics
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10.	Reporting Violations and Accountability

●	Report any known or suspected violations of this Code, laws, or company policies— including ethics breaches, security lapses, or insider trading—to your supervisor, the Compliance Officer, or via our confidential Ethics Hotline at ethics@arriveai.com
●	Reports may be anonymous, and retaliation against whistleblowers is strictly prohibited.
●	Violations will be investigated promptly by the Audit Committee or designated personnel. Disciplinary actions for non-compliance may include reprimands, suspension, termination, or legal action, depending on the severity.

11.	Waivers

●	Waivers of this Code for directors or executive officers may only be granted by the Board of Directors and must be disclosed in a Form 8-K filing with the SEC within four business days, per NASDAQ and SEC rules.
●	Waivers for other employees may be approved by the Compliance Officer.

12.	Administration and Compliance

●	The Compliance Officer, appointed by the Board, oversees adherence to this Code and provides guidance on ethical issues, including AI, IoT, and insider trading matters.
●	All Covered Persons must acknowledge receipt and understanding of this Code annually, either electronically or in writing.
●	The company will provide training and resources on ethics, security, insider trading prevention, and general compliance to ensure adherence to this Code.

Contact Information

●	Compliance Officer: Todd Pepmeier, todd@arriveai.com
●	Ethics Hotline: ethics@arriveai.com, available 24/7

Code of Business Conduct and Ethics Certification

I have received a copy of and read the Code of Business Conduct and Ethics of Arrive AI Inc. and its subsidiaries (the “Company”). I understand and agree to comply with the policies and procedures set forth in the Code of Business Conduct and Ethics.

I understand and agree that my failure to comply with this policy in all respects may constitute a basis for the termination for cause of my employment by or other service relationship with the Company, or other appropriate disciplinary action, and potential legal consequences.

Signature:	Date: _____/____ /_____(mm/dd/yyyy)

Print Name:

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Code of Business Conduct and Ethics
Effective as of 4/15/2025